UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 4, 2009

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 4, 2009, the Compensation Committee of the Board of Directors of Office Depot, Inc. (the “Company”) approved a one-time equity award of 225,000 options (the “Award”) to be issued to Ms. Daisy Vanderlinde, Executive Vice President, Human Resources. The options underlying the Award were granted at an exercise price of $0.85 per share. The Award was provided to Ms. Vanderlinde for the retention of her service to the Company. The options will be subject to the same terms and conditions as those issued to the Company’s other executive officers under the Company’s 2007 Long-Term Incentive Plan. Ms. Vanderlinde has served as Executive Vice President since joining the Company in 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: March 6, 2009	By:	Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary

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